Exhibit 10.2

FIRST AMENDMENT

TO

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

Campus Crest Communities Operating Partnership, LP

October 9, 2013

This First Amendment to the Second Amended and Restated Agreement of Limited Partnership of Campus Crest Communities Operating Partnership, LP (this “Amendment”) is made as of October 9, 2013 by Campus Crest Communities, Inc., a Maryland corporation (the “Company”), as the sole member of Campus Crest Communities GP, LLC, a Delaware limited liability company (the “General Partner”), as the general partner of Campus Crest Communities Operating Partnership, LP, a Delaware limited partnership (the “Partnership”), pursuant to the authority granted to the Company in the Second Amended and Restated Agreement of Limited Partnership of Campus Crest Communities Operating Partnership, LP, dated as of February 9, 2012, as amended (the “Partnership Agreement”), for the purpose of designating additional Partnership Units as 8.00% Series A Cumulative Redeemable Preferred Units. Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.

WHEREAS, pursuant to authority duly delegated to a pricing committee (the “2012 Pricing Committee”) of the Board of Directors of the Company (the “Board of Directors)” in resolutions of the Board of Directors duly adopted on January 13, 2012, the 2012 Pricing Committee adopted resolutions on February 2, 2012, classifying and designating up to 2,300,000 shares of the authorized but unissued preferred stock of the Company, par value $0.01 per share (“Preferred Stock”) as a separate class of Preferred Stock to be known as the “8.00% Series A Cumulative Redeemable Preferred Stock” (“Series A Preferred Stock”), and setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, transfers, qualifications, terms and conditions of redemption and other terms and conditions of such Series A Preferred Stock;

WHEREAS, the Company filed Articles Supplementary effective on February 8, 2012 (the “2012 Articles Supplementary”), to the Articles of Amendment and Restatement of the Company (the “Charter”) filed on September 15, 2010, classifying and establishing the Series A Preferred Stock, with such preferences, rights, powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as described in the Original Articles Supplementary, and classifying and establishing 2,300,000 shares of the Preferred Stock as Series A Preferred Stock;

WHEREAS, on February 9, 2012, as set forth in Article 16 of the Partnership Agreement, the Company, as the sole member of the General Partner, as the general partner of the Partnership, designated and established 2,300,000 Partnership Units of the Partnership as “8.00% Series A Cumulative Redeemable Preferred Units” (“Series A Preferred Units”), having designations, preferences and other rights which are substantially the same as the economic rights of the Series A Preferred Stock;

WHEREAS, pursuant to authority duly delegated to a Pricing Committee (the “2013 Pricing Committee”) of the Board of Directors in resolutions of the Board of Directors duly adopted on October 1, 2013, the 2013 Pricing Committee adopted resolutions on October 3, 2013 classifying and designating an additional 3,910,000 shares of Preferred Stock as Series A Preferred Stock, having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in the Original Articles Supplementary, with the result that the Company has authorized an aggregate of 6,210,000 shares of Series A Preferred Stock, all of which constitutes a single series of Preferred Stock;

WHEREAS, the Company filed Articles Supplementary to the Charter (the “2013 Articles Supplementary)” with the Department, effective on October 9, 2013,classifying and establishing an additional 3,910,000 shares of Preferred Stock as Series A Preferred Stock;

WHEREAS, on October 9, 2013, the Company issued 3,800,000 additional shares of the Series A Preferred Stock; as of the date hereof, the Company is authorized to issue an additional 110,000 shares of Series A Preferred Stock; and

WHEREAS, the Company, as the sole member of the General Partner, as the general partner of the Partnership, has determined that, in connection with the issuance of the additional shares of Series A Preferred Stock, it is necessary and desirable to amend the Partnership Agreement to classify and designate additional Partnership Units as Series A Preferred Units.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Company, as the sole member of the General Partner, as the general partner of the Partnership, hereby amends the Partnership Agreement as follows:

1. Article 16 of the Partnership Agreement is hereby amended by deleting Section 16.1 thereof and replacing such Section with the following new Section 16.1:

“Section 16.1 Designation and Number

A series of Partnership Units in the Partnership designated as the “8.00% Series A Cumulative Redeemable Preferred Units” is hereby established, with the rights, priorities and preferences set forth herein. The number of Series A Preferred Units shall be 6,210,000.”

2. In accordance with Section 4.3 of the Partnership Agreement, set forth in Article 16, as amended hereby, are the terms and conditions of the additional Series A Preferred Units hereby established and issued to the Company in consideration of its contribution to the Partnership of the proceeds of the issuance and sale of the additional shares of Series A Preferred Stock by the Company. The Partnership Agreement is amended to replace Exhibit A thereto with a revised Exhibit A to reflect the issuance of the additional Series A Preferred Units.

3. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the Company hereby ratifies and confirms.

4. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

5. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

[Signature Page to Amendment No. 1 to the Second Amended and Restated Agreement

of Limited Partnership of Campus Crest Communities Operating Partnership, LP follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

General Partner:

CAMPUS CREST COMMUNITIES GP, LLC, a Delaware limited liability company

By:	Campus Crest Communities, Inc., a Maryland corporation, its Sole Member

	By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Executive Vice President, Chief Financial Officer and Secretary

Limited Partners listed on Exhibit A hereto:

CAMPUS CREST COMMUNITIES GP, LLC, a Delaware limited liability company, as attorney-in-fact acting on behalf of the Limited Partners listed on Exhibit A hereto

By:	Campus Crest Communities, Inc., a Maryland corporation, its Sole Member

	By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Executive Vice President, Chief Financial Officer and Secretary